                                                                      EXHIBIT 21

                                  SUBSIDIARIES


                                                               Percentage
               Name                     Jurisdiction            Ownership
-----------------------------     -----------------------    -----------------
  Minntech B.V.                       The Netherlands            100%

  Minntech Japan Corporation               Japan                 100%
